UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2011

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Compensatory Arrangement of Certain Officers

Effective February 21, 2011, Don Baldridge, Vice President, Business Development of DCP Midstream GP, LLC (the “General Partner”), the ultimate general Partner of DCP Midstream Partners, LP (the “Partnership”), resigned his position with the General Partner and was appointed to the position of Vice President, Natural Gas and NGL Marketing of DCP Midstream, LLC, the owner of the General Partner.

On February 18, 2011, at a meeting of the General Partner’s Board of Directors, the Board of Directors approved a revision to the Performance Phantom Unit Grant Agreement under the Partnership’s Long Term Incentive Plan. The change, which is reflected in the form of Performance Phantom Unit grant agreement included as an exhibit to this filing, revises the Performance Schedule for that agreement. In addition, one additional company was added to the peer group of companies used for measuring total shareholder return under that grant agreement.

Attached as an exhibit to this filing is the current form of Performance Phantom Unit Grant Agreement for the Partnership. The foregoing summary of the Performance Phantom Unit Grant Agreement is qualified in its entirety by the Performance Phantom Unit Grant Agreement attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 10.1	Form of Performance Phantom Unit Grant Agreement for Officers/Employees under the DCP Midstream Partners, LP Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name:	Michael S. Richards
Title:	Vice President, General Counsel and Secretary

February 24, 2011

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Form of Performance Phantom Unit Grant Agreement for Officers/Employees under the DCP Midstream Partners, LP Long-Term Incentive Plan